VELLMER  &  CHANG
CHARTERED  ACCOUNTANTS
----------------------
                                                      406 - 455 Granville Street
                                                        Vancouver, B.C., V6C 1T1
                                                               Tel: 604-687-3773
                                                              Fax:  604-687-3778





We hereby consent to the use of our report dated August 5, 2005, with respect to the balance sheet of Portaltochina.com, Inc. as at May 31, 2005 and the related statements of stockholders' deficiency, operations and cash flows for the year then ended May 31, 2005, included in the filing of the registration Statement (Form SB-2), dated August 25, 2005.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.





                                                     "Vellmer  &  Chang"
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
August  25,  2005